Exhibit 99.1

Applied Energetics, Inc.

Applied Energetics Appoints Kevin Gunde, PhD, to its Advisory Board

Dr. Gunde brings extensive knowledge in the areas of defense, security and advanced technologies.

Tucson, Ariz., September 28, 2022 – Applied Energetics, Inc. (OTCQB: AERG), a leader in ultrashort pulse laser technology, announced today that Kevin Gunde, PhD, has joined the company’s Advisory Board. Dr. Gunde, who is currently an executive at Jacobs, a provider of professional services including consulting, technical, scientific and project delivery for the government and private sector, brings broad business management and technical expertise to Applied Energetics.

In his Advisory Board role, Dr. Gunde is expected to provide expert guidance in the advancement of Applied Energetics’ strategic plan to drive innovation and customer success and support the future potential fielding of the technology in various defense applications. Throughout his career, Dr. Gunde has led teams which specialize in development, deployment, productization and transfer of cutting-edge technologies from research laboratories to the operational elements of the defense and intelligence communities.

Kevin Gunde, Newly Appointed Advisory Board Member of Applied Energetics

“We are fortunate to have Dr. Gunde, with his impressive business and scientific acumen, join our Advisory Board,” said Dr. Gregory Quarles, President and CEO at Applied Energetics. “Having worked for many years at KeyW with our Chief Financial Officer, Chris Donaghey, we believe his unique skillset and experience will be invaluable as we accelerate our expansion and continue to evolve our solutions. We are excited to have Dr. Gunde on our Advisory Board and look forward to working closely with him."

“Applied Energetics’ innovative laser and optical systems technology is forging new paths for the adoption and deployment of mission-critical solutions in the United States defense and intelligence sectors,” said Dr. Gunde. “I am proud to join the Applied Energetics team at such a critical time in our nation’s history. The incorporation of this new and advanced technology is essential to our national and economic security. I look forward to assisting our defense industry customers in leveraging the impressive capabilities of Applied Energetics.”

In the last year, Applied Energetics has made key appointments to its executive team, expanded its technology solution development capabilities, and enhanced its infrastructure to further position itself as an industry leader. The company continues to build and diversify its portfolio with recent contract and grant awards growing its list of customers in the U.S. Department of Defense for whom it is working to solve a broad range of complex, mission-critical challenges.

Applied Energetics, Inc.

About Kevin Gunde, PhD

Dr. Gunde has broad experience as both an operational and technical executive within the defense industry. At Jacobs, Dr. Gunde serves as Vice President and Chief Scientist of the Rapid Solutions organization. Rapid Solutions provides Intelligence, Surveillance, and Reconnaissance (ISR) solutions to US and allied partner nations, with capabilities ranging from packaging exceptionally high-density microelectronics to development and operation of turnkey airborne ISR platforms and development of small-satellite surveillance payloads.

Prior to joining Jacobs, Dr. Gunde was a founder and sector vice president for KeyW Corporation, a leading national security provider of advanced engineering and technology solutions for the Intelligence, Cyber and Counterterrorism communities. KeyW was acquired by Jacobs in 2019.

Dr. Gunde began his career by serving in the U.S. Army before continuing his education, earning a bachelor’s degree in chemistry at St. Mary’s College of Maryland and a PhD in Chemical Physics from the University of Virginia. Upon completion of his doctoral studies Dr. Gunde was recruited by the Department of Defense (DOD) where he worked on special projects as a senior scientist.

About Applied Energetics, Inc.

Applied Energetics, Inc. is a leader in Advanced Optical Technologies, Laser Guided Energy, and Ultrashort Pulse Laser Directed Energy Solutions. We utilize patented, dual-use laser and optical technologies with distinct size, weight, and power benefits to advance critical industries, including defense, national security, biomedical and manufacturing. Visit our website to learn more about our innovative solutions.

Forward Looking Statements

Certain statements in this press release constitute forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements that do not relate solely to the historical or current facts and can be identified by the use of forward-looking words such as "may," "believe," "will," "expect," "project," "anticipate," “estimates," "plans," "strategy," "target," "prospects," or "continue," and words of similar meaning. These forward-looking statements are based on the current plans and expectations of our management and are subject to a number of uncertainties and risks that could significantly affect our current plans and expectations, as well as future results of operations and financial condition and may cause our actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. We do not assume any obligation to update these forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting such forward-looking statements.

For Investor information contact:

Kevin McGrath, Managing Director

Cameron Associates, Inc.

kevin@cameronassoc.com

T: 646-418-7002

Media Contact:

Sara Knott

LaunchTech Communications

sknott@golaunchtech.com

T: 540-764-0043